Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for Citibank, N.A.

Country	Subcustodian / ICSD Name	City
Argentina (1)	Citibank, N.A., Buenos Aires Branch	Buenos Aires
Australia	Citigroup Pty. Limited	Melbourne
Austria	Citibank, N.A., Milan Branch	Milan
Bahrain	Citibank, N.A., Bahrain Branch	Manama
Bangladesh	Citibank, N.A., Bangladesh Branch	Dhaka
Belgium	Citibank International Plc., London Branch	London
Bermuda	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Bermuda Limited	Hamilton
Bosnia (1)	UniCredit Bank d.d.	Sarajevo
Botswana (2)	Standard Chartered Bank of Botswana Limited	Gaborone
Brazil	Citibank, N.A., Sao Paolo Branch	Sao Paulo
Bulgaria (1)	ING Bank Bulgaria N.V., Sofia Branch	Bulgaria
Canada	Citibank Canada	Toronto
Chile	Banco de Chile	Santiago
China	Citibank (China) Co., Ltd	Shanghai
*Clearstream (ICSD) / Luxembourg	Clearstream Banking	Luxembourg
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Santa Fe de Bogota
Costa Rica	Banco BCT S.A.	San Jose
Croatia	Privredna Banka Zagreb d.d.	Zagreb
Cyprus	Citibank International Plc, Greece Branch	Athens
Czech Republic	Citibank Europe plc, organizacni slozka	Praha
Denmark	Nordea Bank Danmark A/S	Taastrup
Egypt (3)	Citibank, N.A., Cairo Branch	Garden City, Cairo
Estonia	Swedbank AS	Tallinn
*Euroclear (ICSD)	Euroclear Bank s.a./n.v.	Brussels
Finland	Nordea Bank Finland Plc.	Helsinki
France	Citibank International Plc., London Branch	London
Germany	Citigroup Global Markets Deutschland AG	Frankfurt
Ghana (1)	Standard Chartered Bank of Ghana Limited	Accra
Greece	Citibank International Plc., Greece Branch	Athens
Hong Kong	Citibank, N.A., Hong Kong Branch	Hong Kong
Hungary	Citibank Europe plc Hungarian Branch Office	Budapest
Iceland (1)	Not Aplicable. Citbank is a direct member of Clearstream banking, which is an ICSD	Reykjavik
India	Citibank, N.A., Mumbai Branch	Mumbai
Indonesia	Citibank, N.A., Jakarta Branch	Jakarta
Ireland	Citibank, N.A., London Branch	London
Israel	Citibank, N.A., Israel Branch	Tel Aviv
Italy	Citibank, N.A., Milan Branch	Milan
Japan	Citibank Japan Limited	Tokyo
Jordan	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Amman
Kazakhstan (1)	JSC _Citibank Kazakhstan_	Almaty
Kenya (1)	Standard Chartered Bank Kenya Limited	Nairobi
Korea	Citibank Korea Inc.	Seoul
Kuwait	Citibank, N.A., Kuwait Branch	Kuwait City
Latvia	Swedbank AS acting through its agent, Swedbank AS	Tallinn
Lebanon (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	Beirut
Lithuania	Swedbank AS acting through its agent, Swedbank AB	Tallinn
Malaysia	Citibank Berhad	Kuala Lumpur
Malta	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Malta Plc	Valletta
Mauritius	HongKong & Shanghai Banking Corporation Limited	Port Louis
Mexico	Banco Nacional de Mexico, S.A.	Santa Fe D.F
Morocco	Citibank Maghreb	Casablanca
Namibia (1)	Standard Bank of South Africa Ltd acting through its agent, Standard Bank Namibia Limited	Windhoek
Netherlands	Citibank International Plc., London Branch	London
New Zealand	Citibank, N.A., Auckland Branch	Auckland
Nigeria (1)	Citibank Nigeria Limited	Lagos
Norway	DNB Bank ASA	Oslo
Oman	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Ruwi
Pakistan (1)	Citibank, N.A., Karachi Branch	Karachi
Palestine (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Ramallah
Peru	Citibank del Peru S.A.	Lima
Philippines	Citibank, N.A., Manila Branch	Makati, Metro
Poland	Bank Handlowy w Warszawie S.A.	Warsaw
Portugal	Citibank International Plc., Lisbon Branch	Lisboa
Qatar	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Doha
Romania	Citibank Europe plc, Dublin _ Romania Branch	Bucharest
Russia	ZAO Citibank	Moscow
Saudi Arabia (3)	Hong Kong & Shanghai Banking Coporation Ltd acting through its agent, HSBC Saudi Arabia Ltd.	Riyadh
Serbia (1)	UniCredit Bank Austria AG (Vienna) acting through its agent, UniCredit Bank Serbia a.d.	Belgrade
Singapore	Citibank, N.A., Singapore Branch	Singapore
Slovak Republic(1)	Citibank Europe plc, pobocka zahranicnej banky	Bratislava
Slovenia	UniCredit Banka Slovenija d.d.. Ljubljana.	Ljubljana
South Africa	Citibank, N.A., South Africa Branch	Johannesburg
Spain	Citibank International Plc., Madrid Branch	Madrid
Sri Lanka	Citibank, N.A., Colombo Branch	Colombo
Sweden	Citibank International Plc., Sweden Branch	Stockholm
Switzerland	Citibank, N.A., London Branch	London
Taiwan	Citibank Taiwan Limited	Taipei
Thailand	Citibank, N.A., Bangkok Branch	Bangkok
Tunisia	Banque International Arabe de Tunisie	Bourguida
Turkey	Citibank, A.S.	Istanbul
UAE _ Abu Dhabi	Citibank, N.A., UAE	Dubai
UAE _ DFX	Citibank, N.A., UAE	Dubai
UAE _ NASDAQ	Citibank, N.A., UAE	Dubai
Uganda (1)	Standard Chartered Bank of Uganda Limited	Kampala
Ukraine (1)	PJSC _Citibank_	Kyiv
United Kingdom	Citibank, N.A., London Branch	London
United States	Citibank, N.A., New York Offices	New York
Uruguay	Banco Itau Uruguay S.A.	Montevideo
Venezuela (1)	Citibank, N.A., Caracas Branch	Grande Caracas
Vietnam (1)	Citibank, N.A., Hanoi Branch	Ha Noi
Zambia	Standard Chartered Bank of Zambia Plc.	Lusaka
Zimbabwe	Barclays Bank of Zimbabwe Limited	Harare
*Citibank, as global custodian, is a direct member of Euroclear Bank and Clearstream, which are ICSDs and not sub-custodians